CONTRIBUTION AND INDEMNITY AGREEMENT


         This Agreement is entered into among Oregon Baking Company, dba Marsee Baking, an Oregon corporation ("Marsee"), and Joseph F. Tanous ("Tanous") and John Durbetaki ("Durbetaki") (sometimes collectively referred to herein as the "Guarantors").

         Marsee has applied for credit facilities from Silicon Valley Bank (the "Bank"). The Bank is unwilling to lend money to Marsee without personal guarantees from the Guarantors. With guarantees, the Bank is willing to establish a line of credit for Marsee, represented by a $250,000 promissory note (the "Bank Notes").

         Guarantors are current shareholders of Marsee and members of the Board of Directors. Guarantors are willing to guarantee Marsee's line of credit in consideration of a warrant to purchase additional shares of Marsee's Common Stock.

         In order to assist Marsee in obtaining the credit facilities from Bank, the Guarantors have on or about October 30, 1997, signed guarantees on the Bank's standard forms jointly guaranteeing the aggregate of indebtedness owed to the Bank by Marsee (each a "Guaranty" and collectively the "Guarantees"). The purpose of this Agreement is to set forth the agreement between the Guarantors regarding their individual liability with respect to contribution and payment liabilities under any of the Guarantees.

         Accordingly, the parties agree as follows:

         1. SHARING OF GUARANTY LIABILITY. It is the express agreement of the parties that each Guarantor shall be responsible, on a several basis, for fifty percent (50%) of any Guaranty Liability, as defined below. This percentage is referred to in this Agreement as the Applicable Percentage. For purposes of this Agreement, the term "Guaranty Liability" includes any amount, whether principal or interest, and any and all collection costs, including attorney fees, that may be paid or become payable to the Bank under the Guarantees, including any and all advances, debts, obligations and liabilities of Marsee heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by the Bank by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and all attorneys' fees, the allocated costs of the Bank's in-house counsel, and all other costs and expenses which may be incurred by the Bank in the enforcement of the Bank Notes in any legal action (at trial, on appeal or on review). Upon any demand for payment under any of the Guarantees, each of the Guarantors agrees to pay his Applicable Percentage of any amount paid.

         2. DEFINITION OF PRO RATA SHARE. The term "Pro Rata Share" means, with respect to the Guarantors, the total amount, as the same may change from time to time, that all of the Guarantors have paid under the Guarantees, multiplied by the Applicable Percentage. In determining the total amount that all parties have paid under the Guarantees, only amounts actually paid shall be counted. Amounts reduced to a monetary judgment, but not yet paid, shall not be counted. If a party delivers property to the Bank in partial or complete satisfaction of their Guarantees, or if the Bank forecloses or otherwise seizes any property of a party, the amount of Marsee indebtedness discharged as a result of such property transferred shall be counted. Any amounts received by a Guarantor under Section 3 below shall be deducted in computing the amount the Guarantor has paid under their Guarantees.

         3. RIGHT OF CONTRIBUTION. If at any time and from time to time, either of the Guarantors have paid the Bank following any demand for payment under the Guarantees more than their Pro Rata Share (the "Paying Guarantor"), the Paying Guarantor shall have the right to collect from the other Guarantor ("Non-Paying Guarantor") the amount by which the amount paid is in excess of the Paying Guarantor's Pro Rata Share. Any deficiency owed by the Non-Paying Guarantor to the Paying Guarantor is payable upon demand. Any unpaid demand following a disproportionate payment under the Guarantees shall bear interest commencing ten
(10) days following receipt of the demand at the Bank's prime rate of interest plus two (2) percentage points.

                                            Contribution and Indemnity Agreement
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         4. REMOVAL OF GUARANTEES. The Company agrees to use its best efforts to remove the Guarantees by November 1, 2000.

         5. INDEMNITY.

         5.1. If at any time and from time to time, either of the Guarantors have paid the Bank following any demand for payment under the Guarantees, upon written notice from the Paying Guarantor, Marsee shall indemnify the Paying
Guarantor against any and all losses, liability and expense (including reasonable attorneys' fees) arising out of or caused by such payment to the Bank.

         5.2. Each party will defend, hold harmless, and indemnify the other party from and against all loss, damage, injury or expense (including reasonable attorney fees) arising out of or caused by any breach of any of the provisions of this Agreement by such party.

         6. MISCELLANEOUS.

         6.1 NO OTHER GUARANTEES. This Agreement among the parties concerning the sharing of guarantee liability is limited to the specifically-referenced Guarantees. It does not apply to any other guarantees given previously or in the future. No Guarantor shall enter into an agreement to guarantee any future indebtedness of Marsee's without first notifying the other Guarantor of his intention to do so.

         6.2 WAIVERS AND AMENDMENTS. This Agreement may be amended, modified or supplemented only by a written instrument executed by all parties hereto. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         6.3 NOTICES. All notices, requests, demands and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by first-class mail, postage prepaid:

         If to Marsee:             Brad K. Barnett, President and CEO
                                   Oregon Baking Company
                                   dba Marsee Baking
                                   PO Box 25776
                                   Portland, OR    97298

         With a copy to:           Brendan R. McDonnell
                                   Tonkon Torp LLP
                                   SW Fifth Avenue, Suite 1600
                                   Portland, OR   97204

         If to Tanous:             Joseph F. Tanous
                                   SW 72nd Avenue
                                   Portland, OR   97224

         If to Durbetaki:          John Durbetaki
                                   SW Laurelwood Road
                                   Gaston, OR   97119

or such other address as any party shall have specified by notice in writing to the other.

                                            Contribution and Indemnity Agreement
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         6.1 NOTICES REGARDING DEMANDS. No party will make any payment under any of the guarantees unless and until a written demand for payment has been received from the Bank. If any party receives a demand for payment under any of the Guarantees, notice of such demand will be promptly sent to the other parties to this Agreement. Marsee shall promptly send to the Guarantors any notice of default received from the Bank.

         6.2 BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees or successors; nothing in this Agreement is intended to confer on any third person any rights, remedies, obligations or a liability under or by reason of this Agreement.

         6.3 ATTORNEY FEES. If any action is brought with respect to this agreement, or in any appeal therefrom, the prevailing party shall be entitled to reasonable attorney fees as determined by the court or courts in which the action or appeal is tried or heard.

         6.4 GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with Oregon law without regard to its choice of law provisions.

         6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         EXECUTED as of the 23rd day of October, 1997.


                                 OREGON BAKING COMPANY
                                 dba Marsee Baking


                                 By: /s/ Brad Barnett
                                     ----------------------------------
                                 Its: President/CEO
                                      ---------------------------------


GUARANTORS:
                                 /s/ Joseph F. Tanous
                                 --------------------------------------
                                 Joseph F. Tanous

                                 /s/ John Durbetaki
                                 --------------------------------------
                                 John Durbetaki

                                            Contribution and Indemnity Agreement
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